                                LEASE AGREEMENT

   THIS AGREEMENT, made and entered into this 1st day of December, 1993, by and between SOUTHERN OREGON FAMILY PRACTICE BUILDING PARTNERSHIP (SOFPBP), hereinafter referred to as "Lessor", and MEDFORD CLINIC P.C., hereinafter referred to as "Lessee",

                              W I T N E S S E T H:

   WHEREAS, Lessor is the owner of the real property described on Exhibit "A", attached hereto and by this reference incorporated herein and made a part hereof, and

   WHEREAS, Lessor desires to lease said premises to Lessee upon the terms and conditions hereinafter set forth, now, therefore,

   In consideration of the terms and obligations set forth herein, the parties hereto agree as follows:

   1. PREMISES: Lessor hereby leases to Lessee and Lessee hereby leases from Lessors the premises described on Exhibit "A".

   2. TERM: The term of this lease shall be three years commencing December 1, 1993, and terminating November 30, 1996, unless sooner terminated as hereinafter provided.

   3. OPTION TO EXTEND: Provided Lessee is not in default in its performance of this Lease, it shall have the exclusive right and option to extend this Lease for one successive and additional three (3) year term upon all of the same terms and conditions as are set forth herein.

   If Lessee elects to exercise its option for the additional three-year period, it shall do so by giving Lessors written notice not less than 60 days prior to the end of the initial term of this

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Lease.

   If the Lessee is in default in the performance of this Lease, or, if for any other reason, this Lease is terminated or expires, Lessee's option to extend shall lapse and be void.

   4. RENT: Lessee agrees to pay as rent for the leased premises the following:

       4.1 The base rent shall be $4,368 per month and shall be payable on the first day of each month in advance at such place as may be designated by Lessor.

       4.2 Except as hereinafter provided, Lessee agrees to pay as additional rent all taxes, assessments, utilities, insurance, interior and exterior maintenance and repairs and all other incidental costs connected with the premises.

       4.3 Rent for the renewal term, if applicable, shall be equal to the base rent adjusted to reflect the increase in the cost of living (not to exceed 4% per year or a total of 12%) for the period between December 1, 1993, and November 30, 1996. Cost of living shall be based on the "Consumer Price Index - Pacific Cities Oregon State Department of Labor." The computation shall be based on the index number for the City of Portland entitled "All Items."

       4.4 If Lessor is not then in default, upon termination of this lease for any reason, Lessee shall continue to pay rent for a period not to exceed 18 months from the date of termination, provided that Lessor diligently pursues a sale of the property at no more than the appraised value, and provided further that Lessor shall not be required to reduce the sale price for the property by more than 15% of the appraised value in order to effect a sale. In the event the property does not sell within said 18 month period, Lessee shall continue to pay rent in an amount equal to the total of the monthly mortgage payments, real property taxes and fire and extended insurance premiums. Lessee's obligation to pay such reduced rent payments shall not exceed 18 months. Thereafter, until the property is sold, Lessee shall pay 1/2 of said reduced rent monthly.

   5.  REAL PROPERTY TAXES:  Lessee shall pay all real property

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taxes and assessments levied or assessed against the premises promptly as the same become due and payable, and shall promptly provide Lessor with proof of such payment. Upon receipt of the real property tax statement each year, Lessor shall mail Lessee a copy of same. Lessee shall provide Lessor with a copy of the receipt for payment of such taxes.

   6. FIRE INSURANCE AND CASUALTY COVERAGE: Lessor agrees to keep the improvements on the premises fully insured against loss by fire or casualty, with extended coverage, in an amount not less than the full insurable replacement value of said premises. There shall be affixed to any policy of insurance a loss payable clause showing the interests of Lessor and Lessee under the terms of this Lease Agreement. Lessor shall obtain an endorsement from the insurance carrier that any such policy shall not be cancelled without 20 days prior written notice to Lessee. In the event of fire or other casualty, the insurance proceeds, if any, shall be used to repair or replace as needed to restore the premises. Lessee shall reimburse Lessor for all insurance premiums within 10 days after receiving a copy of the receipt for payment of such premiums.

   7. MAINTENANCE AND REPAIR OF LEASED PREMISES: Lessee shall be 100% responsible for all repairs and maintenance in connection with the leased premises, of any kind or nature whatsoever, including all repairs and maintenance in connection with the building, the ground or other improvements thereon. Lessee will maintain the premises in good repair and in the same quality and

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architectural style that presently exists.

   8. REPAIRS BY LESSOR: If Lessee fails or refuses to make repairs which are required by the terms of this Agreement, Lessor may make the repairs and charge the actual costs of repairs to Lessee. Such expenditures shall be reimbursed by the Lessee on demand together with interest at the rate of ten percent (10%) per annum from the date of the expenditure. Except in an emergency creating an immediate risk of personal injury or property damage, Lessor may not perform repairs which are the obligation of the Lessee and charge the Lessee for the resulting expense unless at least fifteen days before work is commenced Lessee is given notice in writing outlining with reasonable particularity what repairs are required, and Lessee fails within that time to initiate such repairs in good faith.

   9. UTILITIES AND PERSONAL PROPERTY TAX: Lessee agrees to pay all water, gas, electricity, heat, telephone and all other utilities or services rendered to the premises, and all such utilities shall be placed in Lessee's name alone. Lessee further agrees to pay as the same become due and payable all personal property taxes which may be levied or assessed against any property belonging to Lessee. If Lessee fails or refuses to pay for such utilities, Lessor may pay for and charge the cost of said utilities to Lessee. In such event, Lessee shall reimburse Lessor on demand together with interest at the rate of 10% per annum from the date of the expenditure.

   10.  INSPECTION OF PREMISES:  Lessor shall have the right to

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inspect the leased premises at any reasonable time or times.

   11.   USE OF THE PREMISES:  Lessee agrees that:

   11.1  It will not make any unlawful or offensive use of the premises.

   11.2 It will not permit or allow the accumulation of litter or flammable material upon the premises.

   11.3 It shall comply with all applicable laws and governmental regulations in storing, discharging or transporting hazardous wastes or toxic substances from or on the premises. Hazardous wastes and toxic substances are any wastes or substances defined as such and regulated by any governmental body or agency.

   11.4 It shall use said premises for the practice of medicine or medically related field and shall make no other use of the property without first obtaining the written consent of Lessor.

   12. LIENS AND ENCUMBRANCES: Except with respect to activities for which Lessor is responsible, Lessee shall pay as due all claims for work done on or for services rendered or material furnished to the premises for or on behalf of Lessee and shall keep the premises free from any liens arising therefrom.
If Lessee fails to pay any such claims or to discharge any lien, Lessor may do so and collect the costs as additional rent. Any amounts so added shall bear interest at the rate of 10% per annum from the date expended by Lessor and shall be payable on demand. Such action by Lessor shall not constitute a waiver of any right or remedy which Lessor may have on account of Lessee's default.
   Lessee may withhold payment of any claim in connection with a good faith dispute over the obligation to pay so long as Lessor's property interests are not jeopardized. If a lien is filed as a result of nonpayment, Lessee shall, within 30 days after knowledge

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of the filing, secure the discharge of the lien or deposit with Lessor's cash or a sufficient corporate surety bond or other security satisfactory to Lessor in an amount sufficient to discharge the lien plus any costs, attorney's fees and other charges which could accrue as a result of a foreclosure or sale under the lien.

   13. LIABILITY INSURANCE: During the term of the Lease and any renewal thereof, Lessee shall carry public liability and property damage insurance on the premises in the amount of $1,000,000.00 public liability and $100,000.00 property damage. Lessor shall be named as an additional insured on such policy of insurance and a memorandum copy of the policy shall be furnished by Lessee to Lessor. Lessee shall obtain an endorsement from the insurance carrier that any such policy shall not be cancelled without 20 days prior written notice to Lessor.

   14. INDEMNIFICATION: Lessee shall indemnify and defend Lessor from any claim, loss or liability, including any attorney fees and costs arising out of or related to any activity of Lessee, its agents, servants, customers, subtenants or licensees on the premises or any condition of the premises or any other property located on the premises unless the claim, loss or liability is caused by the act or failure to act of one of the individual partners of Lessor, and Lessee is unable to insure against such claim, loss or liability.

   15. WAIVER OF SUBROGATION RIGHTS: Each party hereby waives the subrogation rights, if any, of each and all of its insurance

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carriers and each party shall take such steps as necessary to inform all such carriers of this Agreement and to have riders, if necessary, placed upon any insurance policies to carry the provisions of this Paragraph into effect.

   16.  DAMAGE OR DESTRUCTION OF THE PREMISES:

   If the leased premises are damaged and the damage can be repaired within 90 days, the property shall be repaired by Lessor at Lessor's expense. Repairs shall be accomplished with all reasonable dispatch subject to interruptions and delays from labor disputes and matters beyond the control of Lessor and shall be made with as little interference with the use of the premises by Lessee as is reasonably practical.

   If the leased premises are destroyed or damaged and the damage cannot be repaired within 90 days, either party may elect to terminate this lease as of the date of damage by notice given to the other party in writing not more than 45 days following the date of damage. In such event, all rights and obligations of the parties shall cease as of the date of termination, and Lessee shall be entitled to reimbursement of prepaid amounts paid by Lessee and attributable to the anticipated termination. If neither party elects to terminate, Lessor shall proceed to restore the leased premises to substantially the same form as prior to the damage or destruction. Work shall be commenced as soon as reasonably possible and thereafter without interruption except for work stoppages on account of labor disputes and matters not under control of Lessor.

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   Rent shall be abated during the repair of any damage to the extent the premises are untenable, except that there shall be no rent abatement where damage occurred as the result of the fault of Lessee.

   17. QUIET ENJOYMENT: If and as long as Lessee pays the rent herein specified and performs all of Lessee's obligations hereunder, Lessee shall quietly enjoy the premises.

   18. LESSOR'S REPRESENTATION AND INDEMNIFICATION OF THE PARTIES: To the best of Lessor's knowledge, Lessor has no knowledge of any hazardous waste or toxic substances having been stored or discharged upon the premises. Lessor shall indemnify and save Lessee harmless from any liability caused by any hazardous waste or toxic substance having been stored or discharged upon the premises prior to the effective date of this Agreement. Lessee shall indemnify and save Lessor harmless from any liability caused by any hazardous waste or toxic substance having been stored or discharged upon the premises by Lessee after the effective date of this Agreement.

   19. ALTERATIONS: Lessee may not make any alterations or additions to the premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably or arbitrarily withheld. Any additions or alterations to the premises shall become part of the real property and belong to the owner thereof.

   20. EMINENT DOMAIN - TOTAL TAKING: If a condemning authority takes all the premises or portions sufficient to render the

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remaining premises reasonably unsuitable for the use which the Lessee was then making of the premises, the Lease shall terminate as of the date the title vests in the condemning authorities. Lessor shall be entitled to all of the proceeds of condemnation, except tenant improvements and the Lessee shall have no claim against Lessor as a result of the condemnation.

   21. EMINENT DOMAIN - PARTIAL TAKING: If a portion of the premises is condemned and Paragraph 20 does not apply, the Lease shall continue on the following terms:

        21.1 Lessor shall be entitled to all of the proceeds of condemnation except tenant improvements and Lessee shall have no claims against Lessor as a result of the condemnation.

        21.2 Lessor shall proceed as soon as reasonably possible to make such repairs and alterations to the premises as are necessary to restore the remaining premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation. Lessor may, but shall not be required to, perform alterations prior to the actual taking after the portion to be taken has been finally determined. Rent shall be abated to the extent the premises are untenantable during the period of alteration and repair.

        21.3 After the date on which title vests in the condemning authority or an earlier date on which alterations and repairs are commenced by Lessor to restore the balance of the property in anticipation of taking, the rent shall be reduced commensurately with the reduction in value of the premises, as an economic unit, on account of the partial taking. If the parties are unable to agree upon the amount of reduction of rent, the amount of such reduction shall be determined by arbitration as set forth in Paragraph 35 below.

   22. EMINENT DOMAIN - SALE IN LIEU OF CONDEMNATION: Sale of all or part of the premises to a purchaser with the power of

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eminent domain in the face of a threat or probability of exercise of the power shall be treated as a taking by condemnation.

      23. ASSIGNMENT: Lessee shall not assign this Lease or sublease the premises without the prior written consent of Lessor which consent shall not be unreasonably withheld.

      24. TIME OF ESSENCE: Time is of the essence of this Lease and waiver by either party in enforcing any of the terms and conditions hereof shall not constitute a waiver of such party's right to insist upon strict compliance with such terms and conditions in the future.

      25.  DEFAULT: The following shall be events of default:

           25.1 Failure of Lessee to pay any rent, including additional rent, within ten days after written notice from Lessor that said rent is delinquent. Lessor shall not be required to give Lessee notice of failure to pay rent more than once in any calendar year.

           25.2 Failure of Lessee to comply with any term or condition or fulfill any obligation of the Lease (other than the payment of rent including additional rent), within thirty days after written notice by Lessor specifying the particulars in which Lessor claims that Lessee is in default. Lessee shall not be in default under this provision if Lessee commences action to cure any such default within 30 days after receiving notice from Lessor, provided Lessee pursues such cure with due diligence.

           25.3 Insolvency of Lessee; an assignment by Lessee for the benefit of creditors; the filing by Lessee of a voluntary petition in bankruptcy; an adjudication that Lessee is bankrupt or the appointment of a receiver for the properties of Lessee; the filing of an involuntary petition of bankruptcy and failure of Lessee to secure a dismissal of the petition within 30 days after filing; attachment of or the levying of execution on the leasehold interest and failure of Lessee to secure discharge of the attachment or release of the levy of


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                execution within ten days.

      26.  REMEDIES ON DEFAULT:

           26.1 In the event of a default, the Lease may be terminated at the option of the Lessor by notice in writing to Lessee. The notice may be given before or within the running of any grace period for default and may be included in a notice of failure of compliance given pursuant to Paragraph 25.2. If the premises are abandoned by Lessee in connection with a default, termination shall be automatic and without notice.

           26.2 If the Lease is not terminated by Lessor upon default, Lessor shall be entitled to recover all damages from Lessee for any default.

           26.3 If the Lease is terminated for any reason, Lessee's liability to Lessor for damages shall survive such termination and the rights and obligations of the parties shall be as follows:

                A. Lessee shall surrender and vacate the premises
                   immediately, remove any property of Lessee, including any fixtures which Lessee is required to remove at the end of the Lease term and perform any cleanup, alterations or other work required to leave the premises in the condition required under Paragraph 27 below, and shall deliver all keys to Lessor.

                B. Lessor may re-enter, take possession of the premises and remove any persons or property by legal action or by self help with the use of reasonable force and without liability for damages.

           26.4 Following re-entry Lessor may relet the premises and in that connection may:

                A. Make any suitable alterations or refurbish the premises, or both, or change the use of the premises, but Lessor shall not be required to relet for any use or purpose (other than that specified in the Lease), which Lessor may reasonably consider injurious to the premises, or to any Lessee which Lessor may reasonably consider objectionable.


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                B. Relet all or part of the premises alone or in conjunction with other properties for a term longer or shorter than the term of this Lease upon any reasonable terms and conditions, including the granting of some rent free occupancy or other rent concession.

           26.5 In the event of termination on default, Lessor shall be entitled to recover immediately without waiting until the due date of any future rent or until the date fixed for expiration of the Lease term the following amounts as damages:

                A. Any excess of (a) the value of all of Lessee's obligations under this Lease, including the obligation to pay rent from the date of default until the end of the term, over (b) the reasonable rental value of the premises for the same period figured as of the date of default, the net result to be discounted to the date of default at a reasonable rate not exceeding 8% per annum.

                B. The reasonable costs of re-entry and reletting, including, without limitation, the costs of any cleanup, refurbishing, removal of Lessee's property and fixtures, and other expense occasioned by Lessee's failure to quit the premises upon termination and to leave them in the required condition, any remodeling costs, attorney's fees, court costs, broker commissions and advertising costs.

                C. The loss of reasonable rental value from the date of default until a new Lessee has been or with the exercise of reasonable efforts, could have been secured.

           26.6 The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Lessor under applicable law.

      27. SURRENDER OF PREMISES: Upon the expiration of the lease term or earlier termination on account of default, Lessee shall deliver all keys to Lessor and surrender the premises in first class condition, normal wear and tear excepted, and broom clean.


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Alterations constructed by the Lessee with permission from the Lessor shall not be removed or restored to the original condition unless the terms of permission for the alterations so require. Depreciation and wear from ordinary use for the purpose for which the premises were let need not be restored, but all repairs and maintenance shall be completed to the latest practical date prior to such surrender.

       28. ATTORNEY'S FEES: In the event that arbitration or legal action is brought by either of the parties hereto to enforce any of their rights or remedies hereunder, the party prevailing in such arbitration or action shall be entitled to recover such additional sum from the other party as the arbitrator or court may adjudge reasonable for costs and attorney's fees in such arbitration or action whether in arbitration, trial court or on appeal.

       29. NOTICES: Any notice required or permitted under this Lease shall be given when actually delivered or when deposited in the United States certified Mail, postage prepaid, addressed as follows:

             To Lessor: Southern Oregon Family Practice, Building Partnership
                        P.O. Box 1300
                        241 Maple Street
                        Ashland, OR 97520

             To Lessee: 555 Black Oak
                        Medford, OR 97504

or to such other address as may be specified from time to time by either of the parties in writing.

      30. SUCCESSION: Subject to the above stated limitations on transfer of Lessee's interest, this Lease shall be binding upon and inure to the benefit of the parties, their respective successors


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and assigns.

   31. PARTIAL INVALIDITY: If any term, provision, covenant or condition of this Lease should be held by arbitration or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

   32. ARBITRATION: Any and all disputes which may arise between the parties concerning the interpretation or enforcement of this Lease shall be submitted to and resolved by arbitration. Either party may request arbitration and appoint an arbitrator in writing. The other party shall then choose and appoint an arbitrator in writing. The two arbitrators shall then choose a third arbitrator, with appropriate qualifications, without delay. If the choice of the second or third arbitrator is not made within 10 days of the date of the writing naming the prior arbitrator, then either party may apply to the presiding judge in the Circuit Court for Jackson County, Oregon, to appoint the required arbitrator. The arbitration shall be conducted according to the commercial arbitration rules of Commercial Arbitration Association, and the award of the arbitrators may assess the costs of arbitration, including attorney and other expert fees, against either party.

   If the dispute involves the value of the property, the two initial arbitrators shall be MAI appraisers with practices in Jackson County, Oregon, and the third arbitrator shall be an MAI appraiser with at least 10 years experience in the valuation of

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medical facilities. The value shall be the average of the three appraisals.

   In any event the decision of the arbitrators shall be final and binding on the parties.

   33. MEMORANDUM OF LEASE AND OPTION: The parties shall execute an appropriate memorandum of this agreement for purposes of recordation in Jackson County, Oregon.

   34. MERGER: This Lease Agreement is intended to be a complete and full agreement concerning all matters contained herein. Any prior agreements or writings between the parties with respect to the subject matter of this Lease shall be deemed merged into this Agreement and shall be of no further force and effect.

   IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first hereinabove written.

LESSOR:                                LESSEE:

SOUTHERN OREGON FAMILY                 MEDFORD CLINIC, P.C.
PRACTICE BUILDING PARTNERSHIP


By: /s/ Bruce Johnson, M.D.             By: /s/ Bruce Van Zee, M.D.
   ---------------------------------       ---------------------------------
   Partner
                                       TITLE  President
                                             ------------------------------
By: /s/ Jerome Nitzberg, M.D.
   ---------------------------------
   Partner

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                                   EXHIBIT A

                              LEGAL DESCRIPTION

Beginning at a point 173.25 feet West of the northeast corner of the Northwest Quarter of the Southeast Quarter of Section 5 in the Township 39 South, Range 1 East of the Willamette Meridian in Jackson County, Oregon, thence South 244.20 feet to the north line of Maple Street in the City of Ashland, Oregon; then West, along said street line, 138.27 feet to the southeast corner of tract described in Volume 236 page 52 of the Deed Records of Jackson County, Oregon; thence North 0 DEG. 30' 00" West, along the east line of said tract, 244.20 feet to the northeast corner thereof; thence East
138.27 feet to the point of beginning.